Exhibit 10.8

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated August 4, 2021 (this “Agreement”), by and among the sellers listed on Schedule I hereto, as sellers (collectively, the “Sellers” and each, a “Seller”), and EWC Ventures, LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

WHEREAS, pursuant to the Fourth Amended and Restated Limited Liability Company Agreement (the “Prior EWC LLCA”) of the Purchaser, the Sellers are entitled to receive the Deferred Payment Amount in the aggregate with respect to their Class C Units (such terms as defined below);

WHEREAS, pursuant to the Fifth Amended and Restated Limited Liability Company Agreement of the Purchaser, the Class C Units were reclassified into the number of common units of the Purchaser (“Opco Units”) having a value equal to the amount that would have been distributed in respect thereof pursuant to Section 6.4(b) of the Prior EWC LLCA had the Purchaser been liquidated on the date thereof based on the Offering Price (as defined below) (such reclassification, the “Unit Reclassification”);

WHEREAS, pursuant to that certain Exchange and Redemption Agreement, dated as of August 4, 2021, by and among EWC Management Holdco, LLC, a Delaware limited liability company (“Management Holdco”), and certain of the Sellers, Management Holdco redeemed a portion of each Seller’s limited liability company interests in Management Holdco in exchange for Opco Units and shares of Purchaser’s Class B common stock, par value $0.00001 per share (“Class B Common Stock”);

WHEREAS, European Wax Center, Inc., a Delaware corporation (“Pubco”), is currently contemplating an underwritten initial public offering (the “Offering”) of Pubco’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”);

WHEREAS, in connection with the consummation of the Offering, each Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from each Seller, the number of Opco Units and the number of shares of Class B Common Stock, each set forth opposite such Seller’s name on Schedule I hereto; and

WHEREAS, the sale of the Opco Units pursuant to this Agreement satisfies and reflects the payment in full of the Deferred Payment Amount with respect to the Sellers’ Class C Units that were converted into Opco Units in connection with the Unit Reclassification, after which the Purchaser shall have no further obligations to the Sellers with respect to the Class C Units.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.

DEFINITIONS
a.
Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Class C Units” means the Class C Units of the Purchaser, all of which have reclassified into Opco Units pursuant to the Unit Reclassification.

“Closing” means the closing of the purchase of the Purchased Paired Interests.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Deferred Payment Amount” means twenty million dollars ($20,000,000).

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.

“Offering Closing” means the initial closing of the sale of Class A Common Stock in the Offering.

“Offering Price” means the per share public offering price for the Class A Common Stock in the Offering.

“Paired Interest” or “Paired Interests” means one or more Opco Units together with an equal number of shares of Class B Common Stock.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

2.

PURCHASE AND SALE OF PAIRED INTERESTS
a.
Purchase and Sale.
i.
Subject to the terms herein set forth, at the Closing, each Seller agrees (severally and not jointly) to sell, convey, assign and transfer to the Purchaser the number of Paired Interests set forth opposite such Seller’s name on Schedule I hereto (the “Purchased Paired Interests”), and the Purchaser agrees to purchase such Purchased Paired Interests from such Seller for a purchase price equal to each Seller’s pro rata portion of the Deferred Payment Amount.
b.
Closing.
i.
The Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 immediately following the Offering Closing.
ii.
At the Closing, (i) the Purchaser shall deliver to each Seller its pro rata portion of the Deferred Payment Amount for the Purchased Paired Interests being purchased by the Purchaser from such Seller as set forth in Section 2.1, by wire transfer of immediately available funds to a bank account designated in writing by such Seller, (ii) each Seller shall deliver to the Purchaser (A) a duly endorsed instrument of assignment with respect to the Opco Units included in the Purchased Paired Interests being sold at the Closing in substantially the form attached hereto as Exhibit A (an “Opco Unit Assignment Agreement”) and (B) such stock transfer instruments and other documents with respect to the Class B Common Stock included in the Purchased Paired Interests being sold at the Closing as reasonably requested by the Purchaser and (iii) immediately upon the Purchaser’s receipt of the instruments described in the preceding clause (ii), each of the Opco Units and shares of Class B Common Stock included in the Purchased Paired Interests being sold at the Closing shall automatically be retired and cease to be outstanding.
c.
Conditions to Closing.
i.
The obligations of the Purchaser and each Seller to be performed at the Closing shall be conditioned upon the simultaneous or prior completion of the Offering Closing.
ii.
The obligations of the Purchaser to be performed at the Closing shall be subject to the condition that the representations and warranties set forth in Article 3 shall be true and correct as of the Closing as if then made.
iii.
The obligations of each Seller to be performed at the Closing shall be subject to the condition that the representations and warranties of Purchaser set forth in Article 4 shall be true and correct as of the Closing as if then made.

iv.
Each Seller shall complete and execute (i) a certificate of non-foreign status in compliance with the requirements of Section 1446(f)(2)(A) of the Internal Revenue Code of 1986, as amended and Treasury regulations Section 1.1446(f)-2(b)(2) or (ii) an Internal Revenue Service Form W-9, (A) which includes the name and U.S. taxpayer identification number of such Seller, (B) which is signed and dated by such Seller and (C) from which the certification has not been deleted, and provide such an executed certificate or form, as applicable, on or before the date hereof.
b.
Acknowledgement by the Sellers. Each Seller hereby acknowledges that the sale of the number of Opco Units set forth on Schedule I opposite such Seller’s name satisfies and reflects the payment in full of such Seller’s pro rata portion of the Deferred Payment Amount with respect to such Seller’s Class C Units that were converted into Paired Interests in connection with the Unit Reclassification, and that the Purchaser shall have no further obligations to such Seller with respect to the Class C Units.
3.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents, warrants, and agrees severally with respect to itself only, as of the date hereof as follows:

a.
Capacity; Authority; Execution and Delivery; Enforceability. Such Seller has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Seller and no other proceedings on the part of such Seller are necessary to approve this Agreement and to consummate the transactions contemplated hereby. Such Seller has duly executed and delivered this Agreement (and will duly execute and deliver any Opco Unit Assignment Agreement and any other transfer documents described in Section 2.2(c)), and, assuming due execution and delivery by the Purchaser, each such agreement constitutes or will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
b.
Title. Such Seller owns beneficially and of record and has full power and authority to convey, free and clear of any Liens, the Opco Units and shares of Class B Common Stock included in the Purchased Paired Interests (subject to any transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States). Assuming the Purchaser has the requisite power and authority to be the lawful owner of the Opco Units and shares of Class B Common Stock, upon such Seller’s receipt of the applicable purchase price and the transfer of the Purchased Paired Interests at the Closing, good, valid and marketable title to the Opco Units and shares of Class B Common Stock included in the Purchased Paired Interests, will pass to the Purchaser, free and clear of any Liens.
c.
No Conflicts. Neither the execution nor the delivery of this Agreement (and any Opco Unit Assignment Agreement and any other transfer documents described in Section 2.2(c)) nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, or (ii) conflict with or result in a violation of any judgment, decree, order, law, or regulation by which such Seller is bound.
4.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations and warranties for the benefit of the Sellers as of the date hereof:

a.
Organization, Standing and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.
b.
Authority; Execution and Delivery; Enforceability. The Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Sellers, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
c.
No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument or (ii) conflict with or result in a violation of any judgment, decree, order, law or regulation by which the Purchaser is bound.

5.

MISCELLANEOUS
a.
Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:
i.
If to a Seller, at the address specified for such Seller on the member schedule of the Purchaser or to such other address as such Seller may hereafter specify to the Purchaser for the purpose by notice.
ii.
If to the Purchaser, to:

EWC Ventures, LLC

c/o European Wax Center, Inc.

5830 Granite Parkway, 3rd Floor

Plano, TX 75024

Attention: Gavin O’Connor, Chief Legal Officer

With a copy to (which shall not constitute actual or constructive notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: Matthew W. Abbott

John C. Kennedy

Monica K. Thurmond

Email: mabbott@paulweiss.com

jkennedy@paulweiss.com

mthurmond@paulweiss.com

Any party may by notice given in accordance with this Section 5.1 designate another address or person for receipt of notices hereunder.

b.
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

c.
Amendment and Waiver.
i.
No failure or delay on the part of the Sellers or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sellers or the Purchaser at law, in equity or otherwise.
ii.
Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Sellers and the Purchaser.
d.
Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.
e.
Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
f.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.
g.
Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.

h.
Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
i.
Entire Agreement. This Agreement, together with the schedules and exhibits hereto, are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
j.
Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

EWC VENTURES, LLC

By: European Wax Center, Inc.,

its managing member

By: ______________________
Name: Gavin O’Connor
Title: Secretary

/s/ Sanjeev Khanna
Sanjeev Khanna

/s/ Govind Agrawal
Govind Agrawal

EWC HOLDINGS, INC.

By: /s/ David Coba
Name: David Coba
Title: President

/s/ Jonathan Biggert
Jonathan Biggert

/s/ Rebecca Jones
Rebecca Jones

/s/ David Willis
David Willis

/s/ Sherry Baker
Sherry Baker

/s/ Marc Brody
Marc Brody

/s/ Mark Novell
Mark Novell

/s/ Mark Gramm
Mark Gramm

/s/ Robb Thomas
Robb Thomas

SCHEDULE I

Sellers, Opco Units, Class B Common Stock and Paired Interests

Name of Seller	Opco Units	Class B Common Stock	Paired Interests
EWC Holdings, Inc.	1,025,770	1,025,770	1,025,770
Sanjeev Khanna	38,966	38,966	38,966
Govind Agrawal	38,966	38,966	38,966
David Willis	25,328	25,328	25,328
Marc Brody	8,280	8,280	8,280
Rebecca Jones	8,280	8,280	8,280
Robb Thomas	4,578	4,578	4,578
Mark Novell	4,578	4,578	4,578
Mark Gramm	4,578	4,578	4,578
Jon Biggert	4,578	4,578	4,578
Sherry Baker	12,566	12,566	12,566

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT (this “Agreement”), dated as of August 4, 2021, by and among the sellers listed as “Sellers” on the signature pages hereto, as sellers (collectively, the “Sellers” and each, a “Seller”), EWC Ventures, LLC, a Delaware limited liability company (the “Purchaser”). Each capitalized term used herein without definition shall have the meaning assigned to it in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Purchaser and the Sellers entered into a Purchase Agreement, dated as of August 4, 2021 (the “Purchase Agreement”), pursuant to which each Seller agreed to sell, assign, convey and transfer Opco Units to the Purchaser; and

WHEREAS, the Purchaser has agreed to purchase such Opco Units from each Seller pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.
Transfer. Each Seller hereby sells, assigns, conveys and transfers to the Purchaser the number of Opco Units set forth below its signature on the signature pages hereto.
2.
Acknowledgement of Sale by the Purchaser. The Purchaser hereby acknowledges the sale, assignment, conveyance and transfer by each Seller to the Purchaser of the number of Opco Units set forth under such Seller’s signature hereto and shall cause the member schedule to its organizational documents to be amended to reflect the sale and transfer of Opco Units as contemplated in the Purchase Agreement and herein.
3.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.
4.
Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
5.
Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
6.
Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
7.
Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties to this Agreement as of the date first written above.

Sellers:

[SELLER]

Name:
Number of Opco Units:

[ADDITIONAL SELLERS]

EWC VENTURES, LLC

By:
Name:
Title: